UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2016 (April 11, 2016)

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001 Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

            NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2016, Armstrong World Industries, Inc. (the “Company”) reported on a current report on Form 8-K the appointment on March 30, 2016 of Victor D. Grizzle as Chief Executive Officer and Brian L. MacNeal as Chief Financial Officer, and disclosed information about their 2016 compensation. The following disclosure provides information about equity grants made on April 11, 2016 to these executives, as well as to other members of the Company’s senior executive tier.

In order to continue to promote the alignment of executive compensation and long-term shareholder value creation, the Management Development and Compensation Committee (the “Committee”) of the Company adopted certain changes to its executive compensation program. The Committee believes that the executive compensation program of the Company should reinforce a performance culture that closely aligns with the interests of its shareholders. Consistent with this philosophy, on April 11, 2016, the Committee implemented a new approach to long-term equity incentive compensation, including changes to performance metrics, performance awards and participation incentive ranges.

The Company has historically granted performance stock units (“PSUs”) that vested based on the achievement of return on invested capital (ROIC) targets over a three-year period. Commencing in 2016, the Company’s equity compensation awards will consist of differentiated awards based on two leadership tiers, with PSUs granted to the Chief Executive Officer, Chief Financial Officer, Senior Vice President, Americas, and Senior Vice President, Ceiling Solutions, representing the senior executive tier of the Company, vesting based on the achievement of certain absolute total shareholder return targets (“Absolute TSR” – 75% of the award) and certain free cash flow targets (“FCF” – 25% of the award). The Committee believes that the tiered approach measured on Absolute TSR and FCF creates the desired focus on generating total shareholder return and directly aligns management’s interests with those of the Company’s shareholders.

On April 11, 2016, the Committee granted long-term incentive awards to the Company’s senior leadership team and other eligible participants (collectively, the “2016 LTI Awards”). Under the new program design, Messrs. Grizzle and MacNeal, as well as the other members of the senior executive tier, received 100% of their 2016 equity compensation awards in the form of PSUs. In prior years (with the exception of 2015), the Company’s executive team received their long-term incentives in non-qualified stock options (60%) and PSUs (40%). The 2016 LTI Awards were granted under the Company’s 2011 Long-Term Incentive Plan and will be settled in shares of the Company’s common stock.

The Committee granted PSU awards to Messrs. Grizzle and MacNeal with target values of $5.25 million and $1.125 million, respectively. The 2016 LTI Awards to Messrs. Grizzle, MacNeal and the two other executives in the senior executive tier are intended to provide them with a compensation opportunity appropriate to their new positions and a significant incentive to focus on long-term shareholder value creation through the execution on the Company’s post-separation strategic plan that aligns their interests with the interests of shareholders over the performance period. The Committee expects that any subsequent long-term incentive awards that might be made to these executives in 2017 and 2018 would be sized such that their total direct compensation opportunity over the performance period would approximate market median for total direct compensation opportunity. The Committee believes that these grants, following consummation of the recent spin-off of the flooring business, reinforce and provide increased incentives for the execution of the Company’s three-year strategic plan and the creation of additional value-enhancing initiatives, which align with shareholders’ interests.

The number of shares eligible to vest under the 2016 LTI Awards to the senior executive tier are based on the achievement of applicable performance targets relative to (1) Absolute TSR (75% weight) and (2) FCF performance (25% weight) during the performance period (April 1, 2016 to December 31, 2018).

As further described below, at the end of the performance period, each recipient will be eligible to receive a number of PSUs (from 0 to 275% of the target PSU award) based on the Company’s Absolute TSR and FCF performance over the performance period, subject to a maximum payout of 275%.

Each vested PSU will be payable in one share of common stock, subject to the maximum payout. In addition, for the 2016 LTI Awards, the Committee instituted a one-year, post-vesting holding period for any PSUs paid above target, such that the vested above-target PSUs will not be available to be sold until the one-year anniversary following the vesting date of the PSUs, subject to limited exceptions.

Under the new program design, Absolute TSR accounts for 75% of the target award to the senior executive tier and tracks the appreciation in share price of the Company stock, including dividends, and is annualized for the performance period. The ending share price for the Absolute TSR calculation will be based on the volume weighted average closing price of the Company stock for the highest consecutive 30 trading days in the 60 trading day period beginning with and immediately following January 2, 2019. The starting share price is based on the volume weighted average closing price of the Company stock for the 30 trading days immediately following April 1, 2016.

Absolute TSR
Annualized Performance Level	Payout
Below 9%	0%
9%	25%
10%	50%
12%	100%
20%	200%
30%	300%

Cumulative FCF accounts for 25% of the target award to the senior executive tier. Cumulative FCF is defined as cash flow from operations, less cash used in investing activities.

Cumulative Free Cash Flow Performance Scale
Performance Level as Percent of Target	Payout
80%	25%
100%	100%
113%	150%
118%	175%
125%	200%

All PSU awards require continued employment through December 31, 2018, and are subject to pro-rata vesting based on performance in the event of retirement, involuntary termination without cause, death or disability. The awards also provide for “double trigger” vesting in the event of a change of control of the Company. In the event of a change of control, the PSUs for the senior executive tier are earned at actual performance as of the date of the change in control and are subject to continued employment until the end of the performance period. However, if an executive’s employment is terminated by the Company without cause (including for “good reason”), or in the event of death or disability, upon or subsequent to the change in control, the PSU awards will become vested and payable based on performance.

The PSU awards are subject to clawback terms and conditions under which the Compensation Committee has the ability to take action to recoup stock-based awards from an executive in the event his or her employment is terminated for willful, deliberate or gross misconduct, as, for example, if we were required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws as a result of the executive’s misconduct which led to his or her termination of employment, or if an executive engages in injurious conduct after termination of employment.

The foregoing summary of the 2016 LTI Awards is not a complete description of all of the terms and conditions of the PSU awards granted to the executives in the senior executive tier and is qualified in its entirety by reference to the full text of the form of grant instrument, which is filed as an exhibit to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of 2016 Award Agreement for Performance-Based RSU Grants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

		By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel and Secretary

Date:	April 14, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of 2016 Award Agreement for Performance-Based RSU Grants